EXHIBIT 99.1

IQ BIOMETRIX, INC.

SPECIAL MEETING OF STOCKHOLDERS JANUARY 26, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF IQ BIOMETRIX, INC.

        The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Special Meeting of Stockholders and the accompanying Prospectus/Joint Proxy Statement and appoints William B. G. Scigliano and Michael Walsh and each of them, the Proxy of the undersigned, with full power of substitution and revocation, to vote all shares of common stock of IQ Biometrix, Inc. (the "Company") held of record by the undersigned on December 13, 2004, either on his or her own behalf or on behalf of any entity or entities, at the Special Meeting of Stockholders of the Company to be held on January 26, 2005, or at any postponements or adjournments thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth below:

        THIS PROXY, WHEN PROPERLY SIGNED, DATED AND RETURNED, WILL BE VOTED AS DIRECTED. UNLESS OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE LISTED PROPOSALS.

1.
To approve the principal terms of the Agreement and Plan of Merger, dated April 14, 2004, as amended, by and among IQB, Wherify Acquisition, Inc. (a wholly owned subsidiary of IQB) and Wherify Wireless, Inc. ("Wherify"), the merger of Wherify Acquisition, Inc with and into Wherify and the issuance of shares of IQB common stock to Wherify stockholders pursuant to the merger agreement.

FOR	AGAINST	ABSTAIN
☐	☐	☐
2.
To consider and vote upon a proposal to amend the certificate of incorporation of IWB to change the company's name to "Wherify Wireless, Inc." effective upon the closing of the merger

FOR	AGAINST	ABSTAIN
☐	☐	☐
3.
To consider and vote upon a proposal to amend the certificate of incorporation of IWB to increase the authorized shares of common stock from 50,000,000 to 100,000,000 shares

FOR	AGAINST	ABSTAIN
☐	☐	☐
4.
To consider and vote upon a proposal to adopt the 2004 Stock Plan and reserve 2,000,000 shares for issuance thereunder.

FOR	AGAINST	ABSTAIN
☐	☐	☐

5.
Such other business as may properly come before the special meeting of IQB stockholders or any adjournment or postponement of the special meeting

Dated:
(Please Print Name)
(Signature of Holder of Common Stock)
(Additional Signature if Held Jointly)

        NOTE: Please sign exactly as your name is printed. Each joint tenant should sign. Executors, administrators, trustees, and guarantors should give full titles when signing. Corporations and partnerships should sign in full corporate or partnership name by authorized person. Please mark, sign, date and return your Proxy promptly in the enclosed envelope, which requires no postage if mailed in the United States.